Exhibit 99.1

OncoCyte Announces $7.6 Million Registered Offering

Proceeds strengthen balance sheet to support 2020 commercial launch and development activities

IRVINE, Calif., Jan. 02, 2020 (GLOBE NEWSWIRE) — OncoCyte Corporation (NYSE American: OCX), a molecular diagnostics company with a mission to provide actionable answers at critical decision points across the lung cancer care continuum, today announced that the Company has entered into definitive agreements with Pura Vida Investments, LLC, a fundamentally driven, healthcare focused registered investment advisor, and another institutional investor, to purchase approximately $7.6 million of its common shares in a registered offering. This offering was completed directly with these institutional investors and the Company incurred no placement agent fees.

“The fact that we have increased our strong support from Pura Vida Investments, a top-tier, healthcare fund, we believe is testimony to our strategy and ability to execute,” said Ron Andrews, Chief Executive Officer of OncoCyte. “ Strengthening our balance sheet through smaller offerings priced at market, allows us to remain flexible from a strategic perspective while rapidly progressing our commercialization efforts and market preparation for the first quarter 2020 launch of our Razor Genomics’ treatment stratification test. This financing leaves us well positioned to continue the advancement and expansion of our suite of impactful tests for underserved decision points in the lung cancer care continuum.”

In connection with the offering, the Company will sell an aggregate of 3,523,776 common shares at a purchase price of $2.156 per share, the average closing price over the five trading days prior to the execution of the agreement with the investors. The registered offering is subject to customary closing conditions and is expected to close during the week of January 6, 2020.

Proceeds from the registered offering provide the strategic capital to accelerate and support the commercial launch of OncoCyte’s lung cancer treatment stratification test, continued development of DetermaVu and general corporate and working capital purposes. The Company may also use proceeds to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no binding agreements with respect to any strategic transactions or acquisitions as of the date of this press release.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About OncoCyte Corporation

OncoCyte is a molecular diagnostics company whose mission is to provide actionable answers at critical decision points across the lung cancer care continuum, with the goal of improving patient outcomes by accelerating and optimizing diagnosis and treatment. The company is currently preparing to launch a treatment stratification test that enables the identification of early-stage lung cancer patients at high risk for recurrence, allowing them to be treated when their cancer may be more responsive to adjuvant chemotherapy. DetermaVu, the company’s liquid biopsy test in development, utilizes a proprietary immune system interrogation approach to clarify if a patients’ lung nodules are benign, which may enable them to avoid potentially risky invasive diagnostic procedures.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the time to complete and the results of the Company’s ongoing CLIA Validation study, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. OncoCyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.